SUBADVISORY AGREEMENT

                              FRANKLIN GLOBAL TRUST


         THIS SUBADVISORY AGREEMENT ("Agreement") made as of the 10th day of April 2001, by and between FRANKLIN ADVISERS, INC., a corporation organized and existing under the laws of the State of California (hereinafter called "FAV"), and FIDUCIARY INTERNATIONAL, INC., a New York corporation (hereinafter called "FII").

                               W I T N E S S E T H

         WHEREAS, FAV and FII are each registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and engaged in the business of supplying investment advice, and investment management services, as an independent contractor; and

         WHEREAS, FAV has been retained to render investment advisory services to each of the series listed on Schedule A (each a "Fund" and collectively the "Funds"), of Franklin Global Trust (the "Trust"), an investment management company registered with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, FAV is a wholly-owned subsidiary of Franklin Resources, Inc. ("Resources"); and

         WHEREAS, FII recently has become a direct subsidiary of Resources as a result of an acquisition of the former parent of FII by Resources which was consummated on April 10, 2001 (the "Acquisition"); and

         WHEREAS, FAV and FII have previously entered into a subadvisory agreement ("Prior Agreement") prior to the Acquisition, providing for FII to render investment advisory, research and related services to each Fund pursuant to terms and provisions substantially identical to those set forth in this Agreement; and

         WHEREAS, as a result of the Acquisition, the Prior Agreement was assigned and terminated, and the parties desire that the subadvisory services provided by FII continue and, therefore, desire to enter into this Agreement for the purpose of replacing the Prior Agreement on substantially the same terms;

         NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

         1. FAV hereby retains FII and FII hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of each Fund, as more fully set forth herein.

                  (a) Subject to the overall policies, control, direction and review of the Trust's Board of Trustees (the "Board") and to the instructions and supervision of FAV, FII will provide a continuous investment program for each Fund, including allocation of the Fund's assets among the various securities markets of the world and, investment research and advice with respect to securities and investments and cash equivalents in the Fund. So long as the Board and FAV determine, on no less frequently than an annual basis, to grant the necessary delegated authority to FII, and subject to paragraph (b) below, FII will determine what securities and other investments will be purchased, retained or sold by the Fund, and will place all purchase and sale orders on behalf of the Fund except that orders regarding U.S. domiciled securities and money market instruments may also be placed on behalf of the Fund by FAV.

                  (b) In performing these services, FII shall adhere to the Fund's investment objectives, policies and restrictions as contained in its Prospectus and Statement of Additional Information, and in the Trust's Declaration of Trust, and to the investment guidelines most recently established by FAV and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies.

                  (c) Unless otherwise instructed by FAV or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by FAV or by the Board, FII shall report daily all transactions effected by FII on behalf of the Fund to FAV and to other entities as reasonably directed by FAV or the Board.

                  (d) FII shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. FII shall also make an investment officer available to attend such meetings of the Board as the Board may reasonably request.

                  (e) In carrying out its duties hereunder, FII shall comply with all reasonable instructions of the Fund or FAV in connection therewith. Such instructions may be given by letter, e-mail, telex, telefax or telephone confirmed by telex, by the Board or by any other person authorized by a resolution of the Board, provided a certified copy of such resolution has been supplied to FII.

         2. In performing the services described above, FII shall use its best efforts to obtain for each Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, FII may, to the extent authorized by law and in accordance with the terms of the Fund's Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker. To the extent authorized by applicable law, FII shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

         3.       (a)      FII shall,  unless otherwise  expressly  provided
and authorized, have no authority to act for or represent FAV or the Fund in any way, or in any way be deemed an agent for FAV or the Fund.

                  (b) It is understood that the services provided by FII are not to be deemed exclusive. FAV acknowledges that FII may have investment responsibilities, or render investment advice to, or perform other investment advisory services, for individuals or entities, including other investment companies registered pursuant to the 1940 Act, ("Clients") which may invest in the same type of securities as a Fund. FAV agrees that FII may give advice or exercise investment responsibility and take such other action with respect to such Clients that may differ from advice given or the timing or nature of action taken with respect to the Fund.

         4. FII agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

         5. FAV has furnished or will furnish to FII as soon as available copies properly certified or authenticated of each of the following documents:

                  (a) the Trust's Declaration of Trust, as filed with the Secretary of State of the State of Delaware on September 26, 2000, and any other organizational documents and all amendments thereto or restatements thereof;

                  (b) resolutions of the Trust's Board of Trustees authorizing the appointment of FII and approving this Agreement;

                  (c) the Trust's original Notification of Registration on Form N-8A under the 1940 Act as filed with the SEC and all amendments thereto;

                  (d) the Trust's current Registration Statement on Form N-1A under the Securities Act of 1933, as amended and under the 1940 Act as filed with the SEC, and all amendments thereto, as it relates to the Funds;

                  (e) each Fund's most recent Prospectus and Statement of Additional Information; and

                  (f) the Investment Advisory Agreement between the Fund and FAV.

FAV will furnish FII with copies of all amendments of or supplements to the foregoing documents.

         6. FII will treat confidentially and as proprietary information of each Fund all records and other information relative to such Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FII may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         7. (a) FAV shall pay a monthly fee in cash to FII based upon a percentage of the value of each Fund's net assets, calculated as set forth in the written schedule of fees annexed hereto as Schedule B and incorporated herein, as compensation for the services rendered and obligations assumed by FII, during the preceding month, on the first business day of the month in each year.

                  (b) For purposes of calculating such fee, the value of the net assets of each Fund shall be determined in the same manner as that Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in the Fund's current prospectus and statement of additional information.

                  (c) If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

         8. Nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of each Fund.

         9. (a) In the absence of willful misfeasance, bad faith, negligence, or reckless disregard of its obligations or duties hereunder on the part of FII, neither FII nor any of its directors, officers, employees or affiliates shall be subject to liability to FAV or a Fund or to any shareholder of a Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by a Fund.

                  (b) Notwithstanding paragraph 9(a), to the extent that FAV is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, by order that cannot be appealed or with respect to which no appeal was undertaken, to be liable to a Fund or any shareholder (a "liability"), for any acts undertaken by FII pursuant to authority delegated to FII as described in Paragraph 1(a), FII shall indemnify and save FAV and each of its affiliates, officers, directors and employees (each a "Franklin Indemnified Party") harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

                  (c) No provision of this Agreement shall be construed to protect any director or officer of FAV or FII from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

         10. During the term of this Agreement, FII will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for a Fund. Each Fund and FAV will be responsible for all of their respective expenses and liabilities.

         11. This Agreement shall be effective as of the date given above, and shall continue in effect for two years. It is renewable annually thereafter for successive periods not to exceed one year each (i) by a vote of the Board or by the vote of a majority of the outstanding voting securities of each Fund, and
(ii) with respect to each Fund, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated with respect to any or all of the Funds at any time, without payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of each respective Fund, upon sixty (60) days' written notice to FAV and FII and by FAV or FII upon sixty (60) days' written notice to the other party.

         13. This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act, and in the event of any act or event that terminates the Investment Advisory Agreement between FAV and the Fund.

         14. In compliance with the requirements of Rule 31a-3 under the 1940 Act, FII hereby agrees that all records which it maintains for each Fund are the property of such Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund's direction, copies of any of such records upon the Fund's request. FII further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         15. This Agreement may not be materially amended, transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of the Fund and may not be amended without the written consent of FAV and FII.

         16. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

         17. The terms "majority of the outstanding voting securities" of the Fund and "interested persons" shall have the meanings as set forth in the 1940 Act.

         18. This Agreement shall be interpreted in accordance with and governed by the laws of the State of California of the United States of America.

         19. FII acknowledges that it has received notice of and accepts the limitations of the Trust's liability as set forth in its Agreement and Declaration of Trust. FII agrees that the Trust's obligations hereunder shall be limited to the assets of each Fund, and that FII shall not seek satisfaction of any such obligation from any shareholders of a Fund nor from any trustee, officer, employee or agent of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers.


FRANKLIN ADVISERS, INC.


By:      /s/Charles E. Johnson
        ________________________

        Charles E. Johnson
Title:  President



FIDUCIARY INTERNATIONAL, INC.

By:     /s/ William Y. Yu
        _________________________

        William Y. Yu
Title:  President


FRANKLIN GLOBAL TRUST, on behalf of each Fund, hereby acknowledges and agrees to the provisions of paragraphs 9(a) and 10 of this Agreement.

FRANKLIN GLOBAL TRUST on behalf of
each FUND listed in Schedule A hereto


By:     /s/David P. Goss
       __________________________
        David P. Goss
Title:  Vice President




                                   SCHEDULE A


                              SUBADVISORY AGREEMENT
                                     between
                             FRANKLIN ADVISERS, INC.
                                       and
                          FIDUCIARY INTERNATIONAL, INC.


                                                          FOR THE BENEFIT OF:

                     Franklin Global Aggressive Growth Fund

                           Franklin Global Growth Fund




IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to the Subadvisory Agreement to be executed and effective on the 10th day of April, 2001.


FIDUCIARY INTERNATIONAL, INC.


By:     /s/ William Y. Yu
        _________________________

        William Y. Yu
Title:  President


FRANKLIN ADVISERS, INC.


By:   /s/Charles E. Johnson
     _________________________

       Charles E. Johnson
Title:  President



                                   SCHEDULE B

The rate of the subadvisory fee payable by Franklin Advisers, Inc. to Fiduciary International, Inc. with respect to the listed series of the Franklin Global Trust shall be calculated daily at the following annual rates:

         Franklin Global Growth Fund

                ----------- -------------------------------------------
                Rate         Assets
                ------------ ------------------------------------------
                0.550%       First $100 million
                ------------
                0.500        Over $100 million up to and including $250 million
                ------------
                0.450        Over $250 million, up to and including $500 million
                ------------
                0.400        Over $500 million
                ------------ -------------------------------------------------

         Franklin Aggressive Growth Fund

                 ------------ ---------------------------------------
                 Rate        Assets
                 ------------ ----------------------------------------
                 0.600%      First $100 million
                 ------------
                 0.500       Over $100 million up to and including $250 million
                 ------------
                 0.450       Over $250 million, up to and including $500 million
                 ------------
                 0.400       Over $500 million
                 ------------ -------------------------------------


IN WITNESS WHEREOF, the parties hereto have caused this Schedule B to the Subadvisory Agreement to be executed and effective on the 10th day of April, 2001.

FRANKLIN GLOBAL TRUST

By:    /s/David P. Goss
       ________________________

        David P. Goss
Title:  Vice President



FRANKLIN ADVISERS, INC.

By:    /s/Charles E. Johnson
       ________________________

        Charles E. Johnson
Title:  President